Exhibit 2.1

CHARTER

OF

WORLDWIDE STAGES, INC.

The undersigned, a natural person having the capacity to contract and acting as incorporator of a corporation under the Tennessee Business Corporation Act (the “TBCA”), adopts the following Charter for Worldwide Stages, Inc. (the “Corporation”):

ARTICLE I

NAME

The name of the Corporation is Worldwide Stages, Inc.

ARTICLE 2

INITIAL REGISTERED OFFICE/AGENT AND PRINCIPAL OFFICE

The address of the Corporation’s initial registered office in the State of Tennessee is 5000 Northfield Lane, Spring Hill, Maury County, Tennessee 37174. The name of the initial registered agent at such address is Kelly Frey, Sr. The Corporation’s initial principal office is located at 5000 Northfield Lane, Spring Hill, Maury County, Tennessee 37174.

ARTICLE 3

INCORPORATOR

The name and address of the incorporator is Kelly Frey, Sr., 5000 Northfield Lane, Spring Hill, Maury County, Tennessee 37174.

ARTICLE 4

FOR PROFIT

The Corporation is for profit.

ARTICLE 5

POWERS

The Corporation shall have the power and authority, itself or through subsidiary and affiliated entities, to engage in the development and operation of studio facilities for the entertainment industry, or providing services to companies so engaged, and in connection therewith, to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the TBCA, as amended from time to time, or any successor provisions.

Worldwide Stages, Inc. Charter

ARTICLE 6

SHARES

6.1. Authorized Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 30,000,000 consisting of 5,500,000 shares of no par value Class A Common Stock (“Class A Common Stock”), 19,000,000 shares of no par value Class B Common Stock (“Class B Common Stock”), 3,000,000 shares of non-voting no par value convertible Class A Preferred Stock (“Class A Preferred Stock”) and 2,500,000 shares of non-voting no par value convertible Class B Preferred Stock (“Class B Preferred Stock”). The number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the votes of the Corporation entitled to be cast, voting together as a single class.

6.2. Liquidation. Subject to any preferential rights in favor of any class of preferred stock (including the Class A Preferred Stock and the Class B Preferred Stock), upon liquidation or dissolution of the Corporation, each issued and outstanding share of Class A Common Stock and each issued and outstanding share of Class B Common Stock shall be entitled to participate pro rata in the assets of the Corporation remaining after payment of, or adequate provision for, all known debts and liabilities of the Corporation.

6.3. Common Stock.

(a) Voting. Subject to the provisions for adjustment as set forth in Section 6.3(e) of this Article 6, each issued and outstanding share of Class A Common Stock shall entitle the holder thereof to one hundred (100) votes on all matters presented for a vote of stockholders. Each issued and outstanding share of Class B Common Stock shall entitle the holder thereof to one vote on all matters presented for a vote of stockholders. Except as required by applicable law, the shares of Class A Common Stock and Class B Common Stock shall be voted together as a single class.

(b) Dividends. Each issued and outstanding share of Class A Common Stock shall entitle the holder thereof to receive, when and as declared by the Board of Directors, out of funds legally available therefor, a dividend equal to the dividend which each share of Class B Common Stock entitles the holder thereof to receive when and as declared by the Board of Directors out of funds legally available therefor. If a dividend or distribution payable in shares of Class B Common Stock is declared by the Board of Directors in respect of the outstanding shares of Class B Common Stock, the Board of Directors shall declare a simultaneous dividend or distribution payable in shares of Class A Common Stock in respect of the outstanding shares of Class A Common Stock. The Corporation shall not effect any subdivision, consolidation, reclassification or other change in the shares of Class B Common Stock unless the Corporation shall simultaneously effect an equivalent subdivision, reclassification or other change in the shares of Class A Common Stock.

(c) Conversion. Each issued and outstanding share of Class A Common Stock shall, at any time and from time to time, at the option of, and without cost to, the holder thereof, be convertible into a share of Class B Common Stock. Upon any such conversion, the shares of Class A Common Stock surrendered in connection with such conversion shall be cancelled and may not be reissued.

Worldwide Stages, Inc. Charter

(d) Transfer. Upon any Transfer of shares of Class A Common Stock (other than a Transfer to a Permitted Transferee), the shares of Class A Common Stock so transferred shall automatically and without any further action by the Corporation be converted into an equivalent number of shares of Class B Common Stock. Upon any such conversion, the shares of Class A Common Stock surrendered in connection with such conversion shall be cancelled. For purposes of this Charter, the term “Transfer” shall mean any transaction by which a holder of Class A Common Stock purports to assign shares of Class A Common Stock to another individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity and shall include a sale, assignment, gift, bequest, pledge, encumbrance, hypothecation, mortgage or any other disposition by law or otherwise. For purposes of this Charter, the term “Permitted Transferee” shall mean Mark Long, Shane Ellis, Kelly Frey, Sr. (the “individual Initial Shareholders”), the spouse, descendants (whether natural or adopted), the estate of or any trust for the primary benefit of any of the individual Initial Shareholders, Valiant Worldwide Stages Re Cap, LLC (“Valiant”), and any corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity, all of the outstanding equity securities of which are owned by any one or more of the individual Initial Shareholders or Valiant.

(e) Adjustments. In the event that the Corporation shall at any time (i) declare any dividend on the outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock or (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Class B Common Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event. Similar adjustments shall be made to the amount of dividends and amounts to be received upon liquidation or dissolution to which the holders of Class B Common Stock are entitled upon the occurrence of any of the events described in the preceding sentence.

(f) Merger, Consolidation, etc. In any merger, consolidation or business combination to which the Corporation is a party, holders of Class A Common Stock and Class B Common Stock, shall receive the same kind and amount of consideration as that received by holders of the other class; provided, however, that in any such transaction in which holders of Class A Common Stock and Class B Common Stock are to receive shares of capital stock in another entity, the terms of the shares to be received by holders of Class B Common Stock may differ from the terms of the shares to be received by holders of Class A Common Stock only as to voting rights and only to the extent that voting rights differ between shares of Class A Common Stock and Class B Common Stock under this Charter.

6.4. Preferred Stock. The designation, powers, preferences and rights of the shares of the Class A Preferred Stock and the Class B Preferred Stock and the qualifications, limitations or restrictions of each are set forth, respectively, in Exhibit A and Exhibit B to this Charter.

Worldwide Stages, Inc. Charter

ARTICLE 7

EXCULPATION; INDEMNIFICATION

7.1. Exculpation. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) under Section 48-18-304 of the TBCA. If the TBCA later is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability initially provided in this Charter, shall be limited to the fullest extent permitted by the amended TBCA.. Any repeal or modification of this Article 7 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

7.2. Indemnification. The Corporation shall indemnify any director, officer, employee, agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, but not limited to, any employee benefit plan) to the fullest extent permitted by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), and such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the affected person.

7.3. Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation shall purchase and maintain insurance, in amounts the Board of Directors deems appropriate, to protect itself and any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, but not limited to, any employee benefit plan) against any expense, liability or loss asserted against or incurred by such person in such capacity or arising out of such status (including, but not limited to, expenses, judgments, fines, any excise taxes assessed on a person with respect to any employee benefit plan, and amounts paid in settlement) to the fullest extent permitted by the TBCA as it exists or later may be amended, and whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the terms of any agreement or bylaw or the TBCA.

Worldwide Stages, Inc. Charter

ARTICLE 8

INITIAL DIRECTORS

The initial Board of Directors of the Corporation shall consist of Kelly Frey, Sr., with an address of 5000 Northfield Lane, Spring Hill, Maury County, Tennessee 37174.

IN WITNESS WHEREOF, I, the undersigned, for the purpose of forming a corporation under the laws of the State of Tennessee, do make, file and record this Charter and do certify that the facts herein stated are true, and I have accordingly set my hand as of this 20th day of March, 2023.

/s/ Kelly Frey
Kelly Frey, Sr., Incorporator

Worldwide Stages, Inc. Charter

Exhibit A to Charter

Of

Worldwide Stages, Inc,

DESIGNATION OF POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

CLASS A PREFERRED STOCK

OF

WORLDWIDE STAGES, INC.

Section 1. Designation. There is hereby designated a series of Non-voting, Class A Preferred Stock (“Class A Preferred”) of Worldwide Stages, Inc. (the “Corporation”). Each share of Class A Preferred shall be identical in all respects to every other share of Class A Preferred. Class A Preferred will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Shares of Class A Preferred may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Class A Preferred and, upon request, every holder of uncertificated shares of Class A Preferred shall be entitled to have a certificate for shares of Class A Preferred signed by, or in the name of, the Corporation certifying the number of shares owned by such holder.

Section 2. Number of Shares. The authorized number of shares of Class A Preferred shall be 3,000,000.

Section 3. Definitions. As used in this Exhibit A with respect to Class A Preferred:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the Bylaws of the Corporation, as amended and as they may be amended from time to time.

(c) “Charter” means the Charter of the Corporation, as it may be amended from time to time, and shall include this Exhibit A.

(d) “Class B Common Stock” means the Class B common stock, no par value per share, of the Corporation.

(e) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Class A Preferred as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Class A Preferred) that ranks equally with Class A Preferred both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, if any.

Exhibit A – Worldwide Stages, Inc. Charter

Class A Preferred Stock

(g) “Preferred Stock” means any and all series of Preferred Stock of the Corporation, including the Class A Preferred.

Section 4. Conversion. Each issued and outstanding share of Class A Preferred shall, at any time and from time to time, at the option of, and without cost to, the holder thereof, be convertible into a share of Class B Common Stock. Upon any such conversion, the shares of Class A Preferred Common Stock surrendered in connection with such conversion shall be cancelled and may not be reissued.

Section 5. Dividends. Except as set forth in this Section 4, holders of Class A Preferred shall not be entitled to any dividends, whether payable in cash, securities or other property. Notwithstanding the foregoing, each issued and outstanding share of Class A Preferred shall entitle the holder thereof to receive, when and as declared by the Board of Directors, out of funds legally available therefor, a dividend equal to the dividend which each share of Class B Common Stock entitles the holder thereof to receive when and as declared by the Board of Directors out of funds legally available therefor. If a dividend or distribution payable in shares or other securities of the Corporation is declared by the Board of Directors in respect of the outstanding shares of Class B Common Stock, the Board of Directors shall declare a simultaneous dividend or distribution payable in such shares or other securities of the Corporation in respect of the outstanding shares of Class A Preferred.

Section 6. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Class A Preferred shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, and after satisfaction of the Class B Liquidation Preference of $4.00 per share for each of the then-outstanding shares of Class B Preferred Stock, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Class A Preferred as to such distribution, and subject to the rights of the holders of any Parity Stock upon liquidation, in full an amount equal to $3.33 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Class A Liquidation Preferences (as defined below) in full to all holders of Class A Preferred and all holders of any Parity Stock, the amounts paid to the holders of Class A Preferred and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Class A Liquidation Preferences of the holders of Class A Preferred and the holders of all such Parity Stock. In any such distribution, the “Class A Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Class A Preferred and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

Exhibit A – Worldwide Stages, Inc. Charter

Class A Preferred Stock

(c) Residual Distributions. If the Class A Liquidation Preference has been paid in full to all holders of Class A Preferred and all holders of any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Class A Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 7. Voting Rights.

(a) General. The holders of Class A Preferred shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Voting Rights in Certain Circumstances. So long as any shares of Class A Preferred are outstanding, in addition to any other vote or consent of stockholders required by law, the vote or consent of the holders of at least a majority of the shares of Class A Preferred and any Parity Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Charter to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Class A Preferred with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Class A Preferred. Any amendment, alteration or repeal of any provision of the Charter so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Class A Preferred, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Class A Preferred, a merger or consolidation of the Corporation with another corporation or other entity, or a conversion, transfer, domestication or continuance into another entity or an entity organized under the laws of another jurisdiction, unless in each case (x) the shares of Class A Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity or in the case of any such conversion, transfer, domestication or continuance, the shares of Class A Preferred are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (y) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Class A Preferred immediately prior to such consummation, taken as a whole;

Exhibit A – Worldwide Stages, Inc. Charter

Class A Preferred Stock

provided, however, that for all purposes of this Section 7(b), any increase in the amount of the authorized or issued Class A Preferred or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equal or junior to the Class A Preferred with respect to the payment of dividends will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Class A Preferred.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(b) would adversely affect the Class A Preferred and one or more but not all other series of Preferred Stock, then only the Class A Preferred and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(c) Changes for Clarification. Without the consent of the holders of the Class A Preferred, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Class A Preferred, the Corporation may amend, alter, supplement or repeal any terms of the Class A Preferred:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Exhibit A that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Class A Preferred that is not inconsistent with the provisions of this Exhibit A.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Class A Preferred (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or any duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Class A Preferred is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Class A Preferred and/or Parity Stock has been cast or given on any matter on which the holders of shares of Class A Preferred are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Class A Preferred may deem and treat the record holder of any share of Class A Preferred as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Class A Preferred shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Exhibit A, in the Charter or Bylaws or by applicable law.

Exhibit A – Worldwide Stages, Inc. Charter

Class A Preferred Stock

Section 10. Rank. For the avoidance of doubt, the Board of Directors (or any duly authorized committee of the Board of Directors) may, without the vote of the holders of Class A Preferred, authorize and issue additional shares of Junior Stock or shares of any class or Series of stock of the Corporation now existing or hereafter authorized that ranks equally with the Class A Preferred in the payment of dividends or, subject to Section 6 of this Exhibit A, in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 11. No Preemptive Rights. No share of Class A Preferred shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Other Rights. The shares of Class A Preferred shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Exhibit A or in the Charter or as provided by applicable law.

Exhibit A – Worldwide Stages, Inc. Charter

Class A Preferred Stock

Exhibit B to Charter

Of

Worldwide Stages, Inc,

DESIGNATION OF POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

CLASS B PREFERRED STOCK

OF

WORLDWIDE STAGES, INC.

Section 1. Designation. There is hereby designated a series of Non-voting, Class B Preferred Stock (“Class B Preferred”) of Worldwide Stages, Inc. (the “Corporation”). Each share of Class B Preferred shall be identical in all respects to every other share of Class B Preferred. Class B Preferred will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Shares of Class B Preferred may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Class B Preferred and, upon request, every holder of uncertificated shares of Class B Preferred shall be entitled to have a certificate for shares of Class B Preferred signed by, or in the name of, the Corporation certifying the number of shares owned by such holder.

Section 2. Number of Shares. The authorized number of shares of Class B Preferred shall be 2,500,000.

Section 3. Definitions. As used in this Exhibit B with respect to Class B Preferred:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “Bylaws” means the Bylaws of the Corporation, as amended and as they may be amended from time to time.

(c) “Charter” means the Charter of the Corporation, as it may be amended from time to time, and shall include this Exhibit B.

(d) “Class A Preferred Stock” means the Class A common stock, no par value per share, of the Corporation.

(e) “Class B Common Stock” means the Class B common stock, no par value per share, of the Corporation.

(f) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Class B Preferred as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

Exhibit B – Worldwide Stages, Inc. Charter

Class B Preferred Stock

(g) “Parity Stock” means any class or series of stock of the Corporation (other than Class B Preferred) that ranks equally with Class B Preferred both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, if any.

(h) “Preferred Stock” means any and all series of Preferred Stock of the Corporation, including the Class B Preferred.

Section 4. Conversion. Each issued and outstanding share of Class B. Preferred shall, at any time and from time to time, at the option of, and without cost to, the holder thereof, be convertible into a share of Class B Common Stock. Upon any such conversion, the shares of Class B Preferred Common Stock surrendered in connection with such conversion shall be cancelled and may not be reissued.

Section 5. Dividends. Except as set forth in this Section 4, holders of Class B Preferred shall not be entitled to any dividends, whether payable in cash, securities or other property. Notwithstanding the foregoing, each issued and outstanding share of Class B Preferred shall entitle the holder thereof to receive, when and as declared by the Board of Directors, out of funds legally available therefor, a dividend equal to the dividend which each share of Class B Common Stock entitles the holder thereof to receive when and as declared by the Board of Directors out of funds legally available therefor. If a dividend or distribution payable in shares or other securities of the Corporation is declared by the Board of Directors in respect of the outstanding shares of Class B Common Stock, the Board of Directors shall declare a simultaneous dividend or distribution payable in such shares or other securities of the Corporation in respect of the outstanding shares of Class B Preferred.

Section 6. Liquidation Rights

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Class B Preferred shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Class B Preferred (including, without limitation, the Class A Preferred Stock) as to such distribution, and subject to the rights of the holders of any Parity Stock upon liquidation, in full an amount equal to $4.00 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Class B Liquidation Preferences (as defined below) in full to all holders of Class B Preferred and all holders of any Parity Stock, the amounts paid to the holders of Class B Preferred and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Class B Liquidation Preferences of the holders of Class B Preferred and the holders of all such Parity Stock. In any such distribution, the “Class B Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Class B Preferred and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

Exhibit B – Worldwide Stages, Inc. Charter

Class B Preferred Stock

(c) Residual Distributions. If the Class B Liquidation Preference has been paid in full to all holders of Class B Preferred and all holders of any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Class B Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 7. Voting Rights.

(a) General. The holders of Class B Preferred shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Voting Rights in Certain Circumstances. So long as any shares of Class B Preferred are outstanding, in addition to any other vote or consent of stockholders required by law, the vote or consent of the holders of at least a majority of the shares of Class B Preferred and any Parity Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Charter to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Class B Preferred with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Class B Preferred. Any amendment, alteration or repeal of any provision of the Charter so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Class B Preferred, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Class B Preferred, a merger or consolidation of the Corporation with another corporation or other entity, or a conversion, transfer, domestication or continuance into another entity or an entity organized under the laws of another jurisdiction, unless in each case (x) the shares of Class B Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity or in the case of any such conversion, transfer, domestication or continuance, the shares of Class B Preferred are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (y) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Class B Preferred immediately prior to such consummation, taken as a whole;

Exhibit B – Worldwide Stages, Inc. Charter

Class B Preferred Stock

provided, however, that for all purposes of this Section 7(b), any increase in the amount of the authorized or issued Class B Preferred or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equal or junior to the Class B Preferred with respect to the payment of dividends will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Class B Preferred.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(b) would adversely affect the Class B Preferred and one or more but not all other series of Preferred Stock, then only the Class B Preferred and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(c) Changes for Clarification. Without the consent of the holders of the Class B Preferred, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Class B Preferred, the Corporation may amend, alter, supplement or repeal any terms of the Class B Preferred:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Exhibit B that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Class B Preferred that is not inconsistent with the provisions of this Exhibit B.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Class B Preferred (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or any duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Class B Preferred is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Class B Preferred and/or Parity Stock has been cast or given on any matter on which the holders of shares of Class B Preferred are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Class B Preferred may deem and treat the record holder of any share of Class B Preferred as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Class B Preferred shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Exhibit B, in the Charter or Bylaws or by applicable law.

Exhibit B – Worldwide Stages, Inc. Charter

Class B Preferred Stock

Section 10. Rank. For the avoidance of doubt, the Board of Directors (or any duly authorized committee of the Board of Directors) may, without the vote of the holders of Class B Preferred, authorize and issue additional shares of Junior Stock or shares of any class or Series of stock of the Corporation now existing or hereafter authorized that ranks equally with the Class B Preferred in the payment of dividends or, subject to Section 6 of this Exhibit B, in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 11. No Preemptive Rights. No share of Class B Preferred shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Other Rights. The shares of Class B Preferred shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Exhibit B or in the Charter or as provided by applicable law.

Exhibit B – Worldwide Stages, Inc. Charter

Class B Preferred Stock